UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 31, 2023, the Board of Directors (the “Board”) of Genufood Energy Enzymes Corp. (the “Company”) concluded that the Company’s previously issued financial statements contained within its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 and financial statements contained within its Annual Report on Form 10-K for the year ended September 30, 2022 should no longer be relied upon due to errors in such financial statements. Therefore, restatements of these prior financial statements are required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, and Annual Report on Form 10-K for the year ended September 30, 2022 as soon as reasonably practicable.

The errors were discovered during the course of management’s review of the Company’s financial statements and agreements. The unintentional errors were related to certain accounting methods. As a result, the Company has implemented new measures to ensure that this type of error does not occur again.

The Company’s management discussed the matters disclosed in this Item 4.02 with KCCW Accountancy Corp., (“KCCW”), the Company’s independent registered public accounting firm.

The information in this Item 4.02 is furnished solely pursuant to Item 4.02. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Moreover, the information in this Item 4.02 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: June 1, 2023	By:	/s/ David Tang
David Tang
Chief Executive Officer

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